EXHIBIT 10.50

                                              PAGES WHERE CONFIDENTIAL TREATMENT
                                                    HAS BEEN GRANTED ARE STAMPED
                                              "CONFIDENTIAL TREATMENT REQUESTED.
                                       THE REDACTED MATERIAL HAS BEEN SEPARATELY
                                              FILED WITH THE COMMISSION PURSUANT
                                             TO A CONFIDENTIAL TREATMENT REQUEST
                                                THE APPROPRIATE SECTION HAS BEEN
                                          MARKED AT THE APPROPRIATE PLACE AND IN
                                                    THE MARGIN WITH A STAR (*)."

                        GAS SUPPLY AND SERVICE AGREEMENT

                                     BETWEEN

                            CHEVRON CHEMICAL COMPANY

                            (ST. JAMES STYRENE PLANT)

                                   AS "BUYER"

                                       AND

                            NATURAL GAS CLEARINGHOUSE

                                   AS "SELLER"

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.......................................................1

ARTICLE 2. QUANTITY; NOMINATIONS.............................................3

ARTICLE 3. FAILURE TO PERFORM................................................3

ARTICLE 4. TRANSPORTATION....................................................5

ARTICLE 5. QUALITY...........................................................6

ARTICLE 6. DELIVERY AND PRESSURE; TITLE AND CONTROL; LIABILITY...............7

ARTICLE 7. MEASUREMENT.......................................................7

ARTICLE 8. COMMODITY CHARGE..................................................7

ARTICLE 9. MANAGEMENT INCENTIVE FEE.........................................10

ARTICLE 10. MANAGEMENT OF EXISTING CONTRACTS................................11

ARTICLE 11. BILLING AND PAYMENT.............................................12

ARTICLE 12. TAXES...........................................................13

ARTICLE 13. LAWS AND REGULATION.............................................13

ARTICLE 14. FORCE MAJEURE...................................................13

ARTICLE 15. WARRANTY OF TITLE AND ROYALTIES.................................14

ARTICLE 16. TERM............................................................15

ARTICLE 17. CONFIDENTIALITY.................................................15

ARTICLE 18. ARBITRATION.....................................................16

ARTICLE 19. MISCELLANEOUS...................................................17

                        GAS SUPPLY AND SERVICE AGREEMENT

      THIS AGREEMENT is made and entered into as of ________________, 1996 (the "Effective Date"), by and between Chevron Chemical Company, a Delaware corporation, herein referred to as "Buyer", and Natural Gas Clearinghouse, a Colorado general partnership, herein referred to as "Seller".

                                   WITNESSETH

      WHEREAS, Buyer requires a firm supply of natural gas for use in Buyer's St. James Styrene Plant in St. James Parish, Louisiana (the "Facility"), and also desires that Seller provide certain supply and transportation management services for the Facility; and

      WHEREAS, Seller desires to sell such gas to Buyer on a firm basis, and provide such services under the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

      For the purpose of this Agreement, the following definitions are applicable:

      1.1. The term "Agreement" means this agreement, including all amendments hereof that may be made from time to time.

      1.2. The term "Btu" means British thermal unit, and is the quantity of heat required to raise the temperature of 1 pound of water from 58.5(degree) to 59.5(degree) Fahrenheit.

      1.3. The term "Business Day" means any day on which commercial banks in Houston, Texas, are open for general business.

      1.4. The term "day" means a period of 24 consecutive hours, beginning and ending at 8:00 a.m., Central Time.

      1.5. The term "Existing Contracts" means Buyer's existing gas supply and transportation arrangements as described in Article 10. hereof.

      1.6. The term "Facility" means Buyer's St. James Styrene Plant located in St. James Parish, Louisiana.

      1.7. The term "gas" means natural gas to be made available by Seller to Buyer under the terms of this Agreement and natural gas which Buyer may purchase under the Existing Contracts described in Article 10. hereof.

      1.8. The term "MMBtu" means 1,000,000 British thermal units.

      1.9. The term "month" means the period beginning at 8:00 a.m., Central Time on the first day of a calendar month and ending at 8:00 a.m., Central Time on the first day of the next succeeding month.

      1.10. The term "Party" or "Parties" means Seller and/or Buyer under this Agreement.

      1.11. The term "Purchase Option Price" means the price which Buyer would pay for gas in the applicable month under the Existing Contracts for gas purchased from the Transporter in question.

      1.12. The term "Transporter" means Louisiana Intrastate Gas Company ("LIG"), Louisiana Resource Pipeline ("LRP"), or Bridgeline Gas Company ("Bridgeline"), depending upon which pipeline is to deliver the gas in question.

      1.13. The term "Facility Delivery Point" means (a) the interconnection of LIG pipeline to the Facility at LIG's meter number 20649901, (b) the interconnection of LRP pipeline to the Facility at LRP meter number 847713, or
(c) the interconnection of Bridgeline's pipeline to the Facility at Bridgeline's meter number 460-135, depending upon which pipeline is to deliver the gas in question.

      1.14 The term "Transport Gas Delivery Point" means any receipt point on
(a) LIG, (b) LRP, or Bridgeline which Seller may elect to utilize in accordance with the Existing Contracts to deliver Transport Gas to the Facility Delivery Point.

      1.15. The term "Transport Gas" means gas which Seller acquires on Buyer's behalf and ships to Buyer's Facility using the transportation options in the Existing Contracts.

      1.16. The term "Locked Price" means the price per MMBtu to be paid by Buyer, in lieu of the otherwise applicable Commodity Charge, for Locked Quantities of gas purchased hereunder. A Locked Price shall be determined in accordance with Section 8.2. hereof.

      1.17. The term "Locked Quantities" means quantities of gas to be sold by Seller and purchased by Buyer during any month during the term hereof, as to which a Locked Price has been established.

      1.18. The term "Unlocked Quantities" means quantities of gas as to which no Locked Price has been established.

                                   ARTICLE 2.

                              QUANTITY; NOMINATIONS

      2.1. SELLER'S OBLIGATION.

  At least one Business Day prior to the first of the month nomination deadline of the Transporter having the earliest such deadline, and periodically during each month as required to meet the needs of Buyer's Facility, Seller will cooperate with appropriate representatives of Buyer's Facility to determine the gas requirements of the Facility for the upcoming month. Seller shall then advise such representatives of the actions which Seller recommends with respect to Buyer's purchase and transport options under the Existing Contracts. To the extent that Seller recommends the purchase of Transport Gas, and unless Buyer requests that Transport Gas not be provided in the recommended quantities, Seller shall take all steps necessary to acquire appropriate quantities of gas and make arrangements to have such gas delivered to Buyer's Facility in accordance with the transportation options in the Existing Contracts. If so requested and authorized by Buyer, Seller shall also handle all nominations and other administrative duties related to the Existing Contracts, except that Buyer shall remain responsible for paying amounts due to the Transporters under the Existing Contracts. Nothing in this Section shall require Seller to deliver gas to the Facility via any pipeline other than the Transporters.

      2.2. BUYER'S OBLIGATION.

  Each month Buyer shall advise Seller of the gas requirements of the Facility, and will consult with Seller to develop a supply plan for the full gas requirements of the Facility using an optimal combination of Transport Gas and gas purchased under the Existing Contracts. In addition, Buyer shall purchase from Seller such quantities of Transport Gas as Seller shall acquire on Buyer's behalf in accordance with Section 2.1. Other than purchases under the Existing Contracts, or any extensions or renewals thereof, Buyer agrees that it will not purchase gas from third parties for use in the Facility during the term of this Agreement, unless Seller shall default in its obligation to deliver Transport Gas as agreed. Buyer shall also consult with Seller before taking any actions regarding the Existing Contracts.

      2.3. PURCHASE OF EXCESS GAS FROM BUYER.

  Upon request by Buyer, Seller will make reasonable efforts to purchase from Buyer any gas which Buyer is obligated to purchase hereunder in excess of the requirements of Buyer's Facility. The price for any such purchases shall be a mutually agreeable price negotiated between the Parties and confirmed in writing.

                                   ARTICLE 3.

                               FAILURE TO PERFORM

      3.1. SELLER'S FAILURE TO MAKE GAS AVAILABLE.

  If Seller fails on any day, in whole or in part, to make available at the Transport Gas Delivery Point the quantity of Transport Gas agreed to as provided in Section 2.1., and if such failure is not excused by an event of force majeure, Buyer shall be entitled to recover liquidated damages for such failure in an amount equal to the shortfall in delivery, multiplied by the amount, if any, by which Buyer's cost per MMBtu of cover supplies exceeds the Commodity Charge which would have been payable hereunder for the Transport Gas. Seller agrees to pay Buyer any liquidated damages to which Buyer is entitled under this
Section 3.1. on or before the 10th day after Seller receives a written calculation of the amount of such liquidated damages from Buyer. Buyer shall use reasonable efforts to notify Seller prior to obtaining replacement supplies and to obtain any replacement supplies at the lowest reasonable price, but it is understood that Buyer's Facility does not employ full time gas supply management personnel and the only practical source of cover may be unauthorized overrun gas from the system supply of the Transporter or other pipeline to which the Facility is connected.

      3.2. BUYER'S FAILURE TO PURCHASE GAS.

  If Buyer fails on any day, to purchase the quantity of Transport Gas agreed to as provided in Section 2.1., and if such failure is not excused by an event of force majeure or Seller's failure to make gas available, Seller shall be entitled to recover liquidated damages for such failure in an amount equal to the purchase deficiency multiplied by the amount, if any, by which the Commodity Charge which would have been payable hereunder exceeds the price per MMBtu received by Seller in an alternate sale of the deficient quantity. Buyer agrees to pay Seller any liquidated damages to which Seller is entitled under this
Section 3.2. on or before the 10th day after Buyer receives a written calculation of the amount of such liquidated damages from Buyer. Seller shall use reasonable efforts to obtain the highest price reasonably available in any such alternate sale.

      3.3. TERMINATION RIGHTS UPON MATERIAL DEFAULT.

  If Seller fails to make available to Buyer's Facility at least ninety-five percent of Transport Gas which Seller undertakes to supply as specified in
Section 2.1. hereof on any three consecutive days after notice to Seller that a default has occurred, or on five or more days (following notice in each case), which need not be consecutive, in any calendar year, and if such failure is not excused by an event of force majeure, Buyer shall have the right to terminate this Agreement by giving Seller at least thirty days prior written notice of termination. Any notice of termination under this Section must be given within thirty days after occurrence of the event(s) on which the termination is based. Neither Party shall have any liability to the other under this Agreement following any termination of this Agreement pursuant to this Section, except for payment of amounts accruing prior to such termination.

      3.4. NO SPECIAL DAMAGES.

  THE REMEDIES SPECIFIED IN SECTIONS 3.1., 3.2., AND 3.3. ABOVE, AND SECTION 8.2.5., BELOW, SHALL BE THE SOLE AND EXCLUSIVE REMEDIES FOR EITHER PARTY'S FAILURE TO DELIVER OR PURCHASE GAS ACCORDING TO THIS AGREEMENT. NEITHER PARTY SHALL BE LIABLE IN ANY EVENT FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES OR LOSSES WHICH MAY BE SUFFERED BY THE OTHER PARTY AS A RESULT OF A FAILURE TO DELIVER OR PURCHASE THE REQUIRED QUANTITIES OF GAS.

      3.4. NO THIRD PARTY BENEFICIARIES.

  It is specifically agreed that there are no third party beneficiaries to this Agreement, and that this Agreement shall not impart any rights enforceable by any person, firm, organization, or corporation not a Party hereto.

                                   ARTICLE 4.

                                 TRANSPORTATION

      4.1. TRANSPORTATION GUIDELINES.

  The rules, guidelines, operational procedures and policies of the Transporters, as they may be changed from time to time, shall define and control the manner in which gas delivered and sold under this Agreement is transported. Seller and Buyer each agree to provide to the other, in as prompt a manner as reasonable, all information necessary to permit scheduling pursuant to such requirements.

      2.2. TRANSPORTATION IMBALANCES.

            4.2.1.     GENERAL.

  If Seller delivers at the Transport Gas Delivery Point or Buyer takes at the Facility Delivery Point a quantity of gas not equal to the quantity nominated and confirmed for transportation, a "Transportation Imbalance" may occur. Upon notification by the other Party or Transporter that a Transportation Imbalance exists, each Party will exercise due diligence to correct the Transportation Imbalance, subject to any restrictions imposed by Transporter. Buyer and Seller agree to use due diligence to prevent or diminish any occurrences of Transportation Imbalances, and to minimize any resulting imbalance penalties through the use of imbalance trading or netting procedures, or other methods offered by the Transporter. Adjustments to transportation nominations made pursuant to this paragraph shall not modify or impair the Parties' obligations or remedies as set forth in Article 3.

            4.2.2.     IMBALANCE CASHOUTS.

  The Transporter's tariff or applicable contracts may contain provisions under which, in the event of Transportation Imbalances related to the gas sold and purchased hereunder, a Party to this Agreement may be required to purchase net imbalance quantities from the Transporter, or to sell net imbalance quantities to the Transporter, at prices determined pursuant to the Transporter's tariff or the applicable contract (such purchases and/or sales being referred to herein as "cash-outs"). If one Party hereto is required by the Transporter to cash out an imbalance caused by the other Party's failure to deliver or receive the quantity of gas nominated and confirmed for transportation, the Party whose act or omission caused the Transportation Imbalance shall reimburse the other Party for the penalty component of the cash-out price. For purposes of this Agreement, the penalty component of a cash-out price shall be the amount by which the price at which a Party is required to buy the cashed-out quantity exceeds the Commodity Charge effective when the imbalance accrued, or the amount by which the Commodity Charge in effect when the imbalance accrued exceeds the price at which a Party is required to sell the cashed-out quantity. Due to the possibility of graduated penalties in the Transporter's tariff, several different penalty components may apply to portions of a Transportation Imbalance. Once determined, any penalty components of cash-out prices shall be multiplied by the quantities cashed out to which such penalties are applicable.

            4.2.3.     OTHER TRANSPORTATION PENALTIES.
  Seller shall hold Buyer harmless from all costs and penalties in addition to those described in Section 4.2.2. which may be assessed by Transporter as a result of over-delivery or under-delivery of gas caused by Seller. Buyer shall hold Seller harmless from all costs and penalties in addition to those described in Section 4.2.2. which may be assessed by Transporter as a result of over-takes or under-takes of gas caused by Buyer.

            4.2.4.     MINIMIZATION OF PENALTIES.

  If any costs or penalties associated with the transportation of gas are anticipated, the Party becoming aware that such costs or penalties may be assessed or incurred shall inform the other Party promptly after the Party becomes aware, followed by notice in writing. Each Party shall then promptly cooperate in good faith with the other Party to minimize or eliminate, if possible, such costs or penalties. The Parties shall cooperate with each other and with the Transporter to verify delivery and receipt of the Nominated Purchase Quantity on a timely basis.

      4.3. UPSTREAM TRANSPORTATION.

  Seller shall be responsible for transportation to the Transport Gas Delivery Point and payment of all transportation charges relating thereto. Buyer shall be responsible for transportation from the Transport Gas Delivery Point and payment of all transportation charges relating thereto; provided that Seller agrees to perform administrative duties related to such transportation, as provided in
Section 2.1..

                                   ARTICLE 5.

                                     QUALITY

      5.1. SPECIFICATIONS OF TRANSPORTER(S).

  All gas delivered hereunder shall conform to the quality specifications set forth in the transportation agreement or tariff of the Transporter delivering the gas at the Facility Delivery Point. Seller's tender of Transport Gas which does not meet such quality specifications shall be deemed a failure to deliver gas for purposes of Article 3. hereof unless the tender of off-spec gas is caused by an event of force majeure.

      5.2. TESTING.

  Buyer shall have the right to be represented and to participate in all tests of gas delivered hereunder. Upon request by Buyer, not more often than once a month, Seller shall cause the Transporter delivering gas at the Facility to provide Buyer's representative at least once per month a Certificate of Analysis showing the composition and content of the gas at the Delivery Point.

                                   ARTICLE 6.

             DELIVERY AND PRESSURE; TITLE AND CONTROL; LIABILITY

      6.1. DELIVERY AND PRESSURE.

  All Transport Gas to be sold and purchased hereunder shall be delivered to the applicable Transporter for the account of Buyer at the Transport Gas Delivery Point at the pressure maintained in the facilities of the Transporter from time to time.

      6.2. TITLE AND CONTROL.

  Title to the Transport Gas delivered hereunder shall pass to and vest in Buyer at the Transport Gas Delivery Point. As between the parties hereto, Seller shall be deemed to be in exclusive control and possession of said gas prior to the time of delivery for the account of Buyer at the Transport Gas Delivery Point, and Buyer shall be deemed to be in exclusive control and possession of said gas thereafter.

      6.3. LIABILITY.

  The Party deemed to be in control and possession of the gas sold hereunder shall be responsible for and shall indemnify, defend and hold the other Party harmless with respect to any losses, claims, liabilities or damages arising therefrom when such gas is deemed to be in that Party's control and possession.

                                   ARTICLE 7.

                                   MEASUREMENT

      The unit of volume for measurement of gas delivered hereunder shall be 1 cubic foot of gas. The sales unit of the gas shall be 1 MMBtu, determined on a dry basis. All measurements of Transport Gas delivered and sold hereunder shall be in accordance with the provisions of the Transporter's tariff.

                                   ARTICLE 8.

                                COMMODITY CHARGE

      8.1. CALCULATION.

  For each MMBtu of Transport Gas delivered by Seller to a Transporter for Buyer's account, Buyer shall pay Seller a "Commodity Charge" equal to the lesser of (a) Seller's actual cost of acquisition of such gas, delivered to the Transport Gas Delivery Point on the Transporter which is to deliver the gas to the Facility, or (b) the Purchase Option Price applicable during the month in question under the Existing Contract with such Transporter less Buyer's actual cost per MMBtu of transporting the Transport Gas from the Transport Gas Delivery Point to the Facility Delivery Point under the applicable Existing Contract.

      8.2. LOCKED PRICE.

  Subject to the terms set forth herein, in lieu of paying the applicable Commodity Charge hereunder, Buyer may lock the price of all or a portion of the gas to be purchased during any of the 12 months immediately following the date of Buyer's request to lock price (insofar as such months are during the term hereof), by notifying one of Seller's authorized representatives by telephone of Buyer's desire to lock price on such gas. If Buyer opts for such a Locked Price and the Commodity Charge otherwise payable is based in part upon a published index, or other base amount, plus a monetary adjustment, the Locked Price so established shall replace the index or base amount as to Locked Quantities affected by such Locked Price, but the monetary adjustment shall still be applied to such Locked Quantities.

            8.2.1.     TIMING FOR  REQUESTING  LOCKED  PRICE;  RECORDING  OF
CONVERSATIONS.

  Buyer may request quote of a Locked Price for gas to be delivered hereunder by telephone on any Business Day, between the hours of 8:30 a.m. and 2:00 p.m., local Houston, Texas time, up to and including the 7th Business Day prior to the beginning of the month to which the Locked Price shall apply. The Parties acknowledge and agree that all telephone conversations between them relating to a Locked Price may by recorded by either Party, or both, for purposes of establishing the terms and conditions associated with the Locked Price. The Parties also agree that the taped conversation may be used to prove the terms and conditions associated with a Locked Price if the Parties subsequently disagree on such terms and conditions.

            8.2.2.     PROCEDURES.

  As soon as possible after Buyer's telephonic request, but in any event within 24 hours (excluding weekends and holidays), Seller shall determine the price per MMBtu at which it is willing and able to lock price and shall notify Buyer's authorized representative of such price. The Locked Price will be based on the NYMEX (or other exchange selected by Seller) posting for the natural gas futures contract applicable to the month(s) requested by Buyer and prevailing at the time of Buyer's request for a Locked Price, plus a basis differential adjustment to equate the posted price with an imputed price at the applicable Delivery Point. If Buyer accepts such Locked Price, then Seller shall forward to Buyer a "Price Lock Confirmation", similar to the form attached hereto as Exhibit "A", which specifies the terms to which the Parties have agreed. Said Price Lock Confirmation shall be forwarded to Buyer prior to the end of the month in which deliveries are to be made. The terms set forth in the Price Lock Confirmation shall be binding upon the Parties unless Buyer notifies Seller in writing that Buyer disputes one or more of the terms set forth in said Price Lock Confirmation within 48 hours, exclusive of weekends and Chevron holidays, after Buyer receives the same. Any terms which remain undisputed after expiration of said period shall be binding on the Parties, and the Parties shall work together in good faith to resolve any disputes as expeditiously as possible.

            8.2.3.     MULTIPLE PRICE LOCKS.

  Buyer may request and establish a Locked Price on gas quantities for a particular month more than once, so long as Buyer meets the requirements of this
Section 8.2. with regard to timing. Seller at its option may include all Locked Prices and Locked Quantities in one Price Lock Confirmation for any applicable month.

            8.2.4.     IRREVOCABILITY; NOMINATIONS; ALLOCATION.

  Once a Locked Price has been established for a delivery month hereunder, the Locked Price shall be irrevocable as to the affected Locked Quantities, and shall not thereafter be subject to change. Additionally, for any month as to which a Locked Price has been established, Buyer shall be obligated to nominate and take a quantity of gas not less than the Locked Quantities then in effect. If Buyer elects to establish a Locked Price for less than all of the gas to be delivered in any applicable month, and/or if Buyer and Seller have established more than one Locked Price for different Locked Quantities, the first gas delivered during said month shall be the first Locked Quantities established, followed by any additional Locked Quantities in the order they were established, followed by any Unlocked Quantities of gas.

            8.2.5. FAILURE TO PURCHASE LOCKED QUANTITIES. If Buyer fails to purchase the full quantity of gas subject to a Locked Price in any month, then, to the extent such failure is not the result of force majeure or Seller's failure to make the gas available, Buyer shall pay Seller liquidated damages calculated as follows. The unexcused deficient purchase quantity of gas subject to a Locked Price shall be multiplied by the difference between the Locked Price and the settlement price of the natural gas futures contract on NYMEX (or other applicable exchange) for the month in which the deficiency occurred, plus or minus the basis differential set forth in the Price Lock Confirmation. In addition, if Seller has entered into a financial instrument, including, without limitation, an over-the-counter basis swap, for purposes of hedging the risk associated with the basis differential component of the Locked Price, Buyer shall reimburse Seller one hundred percent (100%) of the actual losses incurred by Seller under such financial instrument to the extent such losses result from Buyer's unexcused failure to purchase gas subject to a Locked Price. Seller shall exercise its best efforts to minimize such losses (including for example the early termination of financial instruments if Seller reasonably believes at the time of termination that early termination may minimize such losses). Buyer's obligation to purchase gas subject to a Locked Price is a monthly obligation and not a daily obligation and therefore for purposes of this Section Buyer shall have compiled with its obligation to purchase quantities of gas subject to a Locked Price if it purchases such quantities during the course of the month.

            8.2.6.     CESSATION OF FUTURES TRADING.

  If natural gas futures contracts cease to be traded on the New York Mercantile Exchange or on any other mercantile exchange acceptable to Seller in its sole discretion, then after such cessation Seller shall be relieved of any and all obligation to establish Locked Prices hereunder.

                                   ARTICLE 9.

                            MANAGEMENT INCENTIVE FEE

      9.1. CALCULATION.

  For each month in which Seller is able to cause Transport Gas to be delivered to the Facility via one or more of the Transporters at a weighted average delivered price (including transportation and any associated fuel or other surcharges) which is less than the applicable Purchase Option Price associated with that Transporter (a "Transport Gas Savings"), Buyer shall pay Seller a Management Incentive Fee ("MIF") calculated as follows:

                                             CONFIDENTIAL TREATMENT REQUESTED.
                                                THE REDACTED MATERIAL HAS BEEN
                                         SEPARATELY FILED WITH THE COMMISSION.

The MIF will be a variable percentage of the amount by which the Purchase Option Price exceeds the delivered cost to the Facility of the Transport Gas, as follows: *

      [REDACTED]

The foregoing calculation will be done separately for each Transporter on which a Transport Gas Savings is achieved in the month in question, and the MIF for that month will be the sum of the results of such calculation.

                                   ARTICLE 10.

                        MANAGEMENT OF EXISTING CONTRACTS

      10.1. COOPERATION.

  Buyer and Seller shall cooperate to manage the natural gas requirements of Buyer's Facility by optimizing Buyer's rights to purchase gas and transportation services under the Existing Contracts described on Exhibit "B" hereto. Seller shall advise Buyer of alternate supply opportunities and shall either (a) assist Buyer in making nominations and taking other actions necessary to achieve such optimization, or (b) if requested by Buyer, take such actions on Buyer's behalf. The Management Incentive Fee described in Section 9.1. is intended to compensate Seller for all such efforts expended on behalf of Buyer, and no additional compensation shall be due therefor.

      10.2. TERMINATION, AMENDMENT OR RENEWAL OF EXISTING CONTRACTS.
 Buyer shall consult with Seller prior to amending, terminating, or renewing the Existing Contracts, and shall allow Seller an opportunity to propose alternate arrangements that may better serve the needs of Buyer's Facility covered hereby. The parties will amend this Agreement as needed to reflect any changes in the Existing Contracts as they occur.

      10.3. APPOINTMENT OF SELLER AS BUYER'S AGENT.

  If necessary to permit Seller to perform the actions described in Section 10.1., Buyer shall appoint Seller as Buyer's agent for day to day administration of the Existing Contracts, including the placing of purchase and transportation nominations, the adjustment of imbalances, and the reconciliation of statements. Upon request, Buyer shall provide such documentation of Seller's Agency as the Transporters may reasonably require. Notwithstanding the foregoing, Seller shall not amend, terminate, or otherwise modify any of the Existing Contracts without Buyer's prior written consent.

                                   ARTICLE 11.

                               BILLING AND PAYMENT

      11.1. BILLING AND PAYMENT.

  Not later than the 15th day of each month, Seller shall provide Buyer an invoice (which may be transmitted by electronic facsimile) setting forth the quantities of Transport Gas acquired on Buyer's behalf and delivered at the Transport Gas Delivery Point(s) during the preceding month, the amount due therefor and any other charges, credits or adjustments due under the terms hereof. If actual quantities are not available by the time Seller prepares its invoice, Seller may invoice based on the quantities nominated and confirmed for transportation, subject to appropriate adjustments to actual quantities when available. Buyer shall make payment by wire transfer by the 25th day of the month following the delivery month, or within 10 days after receipt of Seller's invoice, whichever is later; provided, however, that payments which would be due on a Saturday or bank holiday shall be due on the last preceding Business Day, unless the bank holiday falls on a Monday. Payments otherwise due on Sunday or on a Monday bank holiday shall be due on the first succeeding Business Day.

      11.2. BILLING DISPUTES.

  If a dispute arises as to the amount payable in any invoice rendered hereunder, Buyer shall nevertheless pay when due the amount not in dispute under such invoice. Such payment shall not be deemed to be a waiver of the right by Buyer to recoup any overpayment, nor shall acceptance of any payment be deemed to be a waiver by Seller of any underpayment. If Buyer fails to forward the entire undisputed amount due to Seller when same is due, interest on the unpaid portion shall accrue at a rate equal to 2% above the prime rate charged by Wells Fargo Bank, San Francisco, from time to time, or the maximum legal rate, whichever is the lesser, compounded daily from the date such payment is due until the same is paid. If Buyer's failure to pay the undisputed portion of any invoice rendered hereunder continues beyond five days after the due date of such invoice, then Seller, in addition to all other legal remedies available to it, shall have the right and option upon written notice to Buyer to (a) suspend further deliveries of gas until such default shall have been cured, and (b) terminate this Agreement if the payment default is not cured within five days after such written notice is given.

      11.3. NOTICE OF DISPUTE.

  If Buyer withholds payment of any disputed amount as authorized herein, Buyer shall within 15 days after the due date of the disputed invoice submit to Seller a written explanation of the dispute and any available supporting documentation. The Parties shall then cooperate in good faith to resolve such dispute as expeditiously as possible, and the portion, if any, of such disputed amount eventually determined to be due shall bear interest at the rate stated in
Section 11.2. from the original due date until the date actually paid.

      11.4. AUDIT.

  Each Party shall have the right at its own expense to examine and audit at any reasonable time the books, records and charts of the other to the extent necessary to verify the accuracy of any statements or charges made under or pursuant to any of the provisions of this Agreement. Upon request, Buyer shall also make available to Seller for audit purposes any relevant records of the Transporter to which Buyer has access. A formal audit of accounts shall not be made more often than once per calendar year. Any inaccuracy will be promptly corrected when discovered; provided, however, that neither Party shall be required to maintain books, records or charts for a period of more than two years following the end of the calendar year to which they are applicable. Neither Party shall have any right to question or contest any charge or credit if the matter is not called to the attention of the other Party in writing within two years after the end of the calendar year which the charge or credit was made.

                                   ARTICLE 12.

                                      TAXES

      The price for Transport Gas delivered hereunder is inclusive of all production, severance, ad valorem, or similar taxes levied on the production or transportation of the gas prior to its delivery to or for the account of Buyer at the Transport Gas Delivery Point, and all such taxes shall be borne and paid exclusively by Seller. The price does not include any Federal, Indian, State or local sale, use, consumption, or similar taxes of whatever designation which may now or hereafter be imposed on the transfer of title or possession of the gas to or for the account of Buyer, or on Buyer's subsequent use or disposition thereof. Any such taxes shall be paid by Buyer directly to the taxing authority unless Seller is required by law to collect and remit such taxes, in which case Buyer shall reimburse Seller for all amounts so paid. If Buyer claims exemption from any such taxes, Buyer shall provide Seller a tax exemption certificate or other appropriate documentation thereof.

                                   ARTICLE 13.

                               LAWS AND REGULATION

      This Agreement is subject to all valid laws, orders, rules and/or regulations of any and all duly constituted governmental authorities, Federal, State or local, to the extent such laws, regulations, and orders are applicable and effective from time to time.

                                   ARTICLE 14.

                                  FORCE MAJEURE

      14.1. SUSPENSION OF OBLIGATIONS.

  If either Party hereto is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payment for gas delivered hereunder, then upon such Party's giving notice and full particulars of such force majeure in writing to the other Party as soon as practicable after the occurrence of the cause relied on, the obligations of the Party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch.

      14.2. DEFINITION OF FORCE MAJEURE.

  The term "force majeure" as employed herein means acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, hurricanes or storms, hurricane or storm warnings which result in the precautionary shut-down or evacuation of production facilities, earthquakes, fires, floods, washouts, arrest and restraints of governments and people, civil disturbances, explosions, breakage or accidents to machinery, equipment, or lines of pipe, freezing of wells or lines of pipe, interruption or curtailment of transportation by the Transporter, partial or entire failure of wells, and any other cause beyond the reasonable control of the Party affected which renders that Party unable to carry out its obligations under this Agreement. The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of opposing party when such course is inadvisable in the discretion of the Party having the difficulty. A failure to perform by a supplier of gas to Seller shall constitute force majeure under this Agreement only to the extent that such failure was caused by force majeure as defined herein.

                                   ARTICLE 15.

                         WARRANTY OF TITLE AND ROYALTIES

      15.1. TITLE.

  Seller hereby warrants title to the Transport Gas sold by it hereunder and its right to sell the same and warrants that all such gas shall be delivered by Seller free from all liens, encumbrances and adverse claims, including, but not limited to liens to secure payment of production taxes, severance taxes and other taxes.

      15.2. ROYALTIES AND OTHER CHARGES.

  Seller shall pay or cause to be paid all royalties and other sums due on the gathering and handling of the Transport Gas prior to its delivery to Buyer. Seller shall indemnify and save Buyer harmless from and against all suits, actions, damages, costs and expenses arising from or out of any breach of this provision.

                                             CONFIDENTIAL TREATMENT REQUESTED.
                                                THE REDACTED MATERIAL HAS BEEN
                                         SEPARATELY FILED WITH THE COMMISSION.

                                   ARTICLE 16.

                                      TERM
*
      This Agreement shall commence on the Effective Date and shall continue in force and effect, unless terminated earlier under the provisions hereof, for a primary term of [REDACTED], and year to year thereafter until and unless terminated by either party upon prior written notice delivered not less than ninety days prior to the end of the primary term or any annual renewal term thereafter.

                                   ARTICLE 17.

                                 CONFIDENTIALITY

      17.1. CONFIDENTIALITY.

  Each Party agrees that it will maintain the commercial terms of this Agreement in strictest confidence and that it will not cause or permit disclosure of those terms to any third party without the express written consent of the other Party hereto; provided, however, that such third party restriction does not apply to affiliated companies. Disclosures otherwise prohibited by this Article 17. may be made by either Party (1) to the extent necessary for such Party to enforce its rights hereunder against the other Party, (2) to the extent a Party is contractually or legally bound to disclose financial information to a third party such as a royalty owner or partner, or (3) only to the extent to which a Party hereto is required to disclose all or part of this Agreement by a statute or by a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulation or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents).

      17.2. NOTIFICATION OF DISCLOSURE.

  If either Party is or becomes aware of a fact, obligation or circumstance that has resulted or may result in a disclosure authorized in Section 17.1., it shall so notify the other Party promptly and shall provide documentation or an explanation of the disclosure as soon as it is available. Each Party further agrees to cooperate to the fullest extent in seeking confidential status to protect any material so disclosed.

      17.3. DISCLOSURE TO CONSULTANTS OR COUNSEL.

  The Parties hereto acknowledge that consultants or legal counsel may, from time to time, be provided with a copy of this Agreement and agree that such disclosure does not require consent by the other Party, provided that such consultants or counsel are obligated to abide by the terms and conditions of this Article 17.

                                   ARTICLE 18.

                                   ARBITRATION

      18.1. ALL DISPUTES ARBITRATION.

  All disputes between the parties arising under this Agreement shall be submitted to arbitration in accordance with this Article 18., and the parties hereby expressly waive all rights to have any such disputes heard before a court of law, except the right to enforce an arbitration award as described in Section
18.5. Arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1, et seq., and not by the arbitration acts, statutes or rules of any other jurisdiction.

      18.2.  PROCEDURE.

In the event the parties are unable to resolve a dispute arising under this Agreement after exercising good faith efforts to do so, either party may require that the matter be resolved through binding arbitration by submitting a written notice to the other. The notice shall name the noticing party's arbitrator and shall contain a statement of the issue(s) presented for arbitration. Within fifteen days after receipt of a notice of arbitration, the other party shall name its arbitrator by written notice and may designate any additional issue(s) for arbitration. The two named arbitrators shall select the third arbitrator within fifteen days after the date on which the second arbitrator was named. Should the two arbitrators fail to agree on the selection of the third arbitrator, either party shall be entitled to request the Senior Judge of the United States District Court of the Southern District of Texas to select the third arbitrator. All arbitrators shall be qualified by education or experience within the energy industry to decide the issues presented for arbitration. No arbitrator shall be a current or former director, officer or employee of either party, or its affiliates; an attorney (or member of a law firm) who has rendered legal services to either party, or its affiliates, within the preceding three years; or an owner of any of the common stock of either party or its affiliates.

      18.3.  ARBITRATION HEARINGS.

The three arbitrators shall commence the arbitration hearing within twenty-five days following the appointment of the third arbitrator. The proceeding shall be held at a mutually acceptable site in Houston, Texas. If the parties are unable to agree on a site, the arbitrators shall select a site. The arbitrators shall have the authority to establish rules and procedures governing the arbitration hearing. Each party shall have the opportunity to present its evidence at the hearing. The arbitrators may call for the submission of pre-hearing statements of position and legal authority, but no post-hearing briefs shall be submitted. After the presentation of the evidence has concluded, each party shall submit to the arbitration panel a final offer of its proposed resolution of the dispute. The arbitration panel shall not have the authority to award incidental (except as specifically provided herein), consequential, special, punitive or exemplary damages. The arbitrators' decision must be rendered within thirty days following the conclusion of the hearing or submission of evidence, but no later than 90 days after appointment of the third arbitrator. All evidence submitted in an arbitration proceeding, transcripts of such proceedings, and all documents submitted by the parties in an arbitration proceeding shall be deemed confidential information subject to Article 17., above.

      18.4.  ARBITRATION DECISION.

The decision of the arbitrators or a majority of them, shall be in writing and shall be final and binding upon the parties as to the issue submitted. Each party shall bear the expense and cost of own attorneys and witnesses, its own arbitrator and one-half of the expense and cost of the third arbitrator.

      18.5.  ENFORCEMENT OF AWARD.

Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The prevailing party shall be entitled to reasonable attorneys' fees in any court proceeding brought to enforce or collect any award or judgment rendered by the arbitrators.

                                   ARTICLE 19.

                                  MISCELLANEOUS

      19.1. WAIVERS.

  No waiver by either Seller or Buyer of any default of the other under this Agreement shall operate as a waiver of future default, whether of like or different character nature.

      19.2. ASSIGNMENT.

  Seller and Buyer reserve the right to assign this Agreement in its entirety to any of their affiliates; however, ultimate responsibility for performance hereunder shall remain with the respective Party hereto. Except provided in the foregoing sentence, this Agreement may not be assigned by either Party without the prior written consent of the other Party, which shall not unreasonably be withheld. Notwithstanding the foregoing, either Party shall have the right to condition such Party's consent to an assignment of this Agreement to an unaffiliated third party on the agreement of the assignee to a renegotiation of the terms of this Agreement within one year after the effective date of the assignment.

      19.3. FACILITY SHUTDOWN OR DOWNSIZING.

  If Buyer, during the term of this Agreement, shuts down the Facility entirely, Buyer may terminate this Agreement without liability upon not less than ninety days' prior written notice to Seller. If Buyer reduces operation of the Facility so as to significantly reduce the Facility's gas requirements, Buyer shall have the right, upon similar notice to Seller, to reduce any applicable minimum daily quantity to correspond to such reduced requirements. Nothing in this Section shall relieve Buyer from its obligations with respect to quantities of gas for which a Locked Price has been established in accordance with Section 8.2.

      19.4. NOTICES.

  Any notice, request, demand, or statement, provided for in this Agreement, except as otherwise herein provided, may be given in writing, delivered in person or by United States Mail, to the Parties hereto at the addresses shown below or at such other addresses as may hereafter be furnished to the other Party in writing:

            BUYER:      Invoices, Notices, and Correspondence:

                        Chevron Chemical Company
                        [Buyer's Address]
                        [City, State  Zip]
                        Attention:  [Name Of Contact]
                        Telephone:  _____________
                        Telecopy:  _______________

            SELLER:     Correspondence and Notices:

                        Natural Gas Clearinghouse

                        [Address & contacts]

                        Telephone: _____________

                        Telecopy: _______________

                        Payments Shall Be Made By Wire Transfer To:

                        Natural Gas Clearinghouse

                        Account No. _________________

                        [Bank]

                        ABA Ref. No. _________________

                        Statements:

                        Chevron Chemical Company
                        [Address]

            Any notice initially delivered by telecopy shall be confirmed by regular mail within 1 week after transmission of the telecopy, but an inadvertent failure to confirm by regular mail shall not impact the effectiveness of the telecopied notice.

      19.5. CHOICE OF LAW.

  Except as provided in Article 18., all disputes directly or indirectly arising from or connected with this Agreement shall be resolved in accordance with the laws of the State of Texas; however, conflict-of-laws provisions that would require application of the law of some other state shall be disregarded in their entirety.

      19.6. MODIFICATIONS.

  No modification of the terms and provisions of this Agreement shall be or become effective except pursuant to and upon the due and mutual execution of an appropriate supplemental written contract by the Parties hereto.

      19.7. CONFLICTS OF INTEREST.

  No director, employee, or agent of either Party shall give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Agreement. Any mutually agreeable representative(s) authorized by either Party may audit the applicable records of the other Party solely for the purpose of determining whether there has been compliance with this paragraph.

      19.8. MASTER ALLIANCE AGREEMENT.

  So long as both parties to this Agreement are subsidiaries or affiliates of Chevron Corporation or NGC Corporation, this Agreement shall subject to, and shall be construed in accordance with, the Master Alliance Agreement dated _______________ between Buyer and Seller and certain of their Affiliates. Consequently, any disputes arising under this Agreement shall be addressed as provided in the Master Alliance Agreement. The Master Alliance Agreement shall cease to be a part of this Agreement, and this Section 19.8. shall be of no further force or effect, at such time as either party to this Agreement ceases to be a subsidiary or affiliate of Chevron Corporation or NGC Corporation.

      IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals, each of which shall constitute and be an original contract.

                                       SELLER:

                                       NATURAL GAS CLEARINGHOUSE

                                       By
                                                        [Title]
                                       BUYER:

                                       CHEVRON CHEMICAL COMPANY

                                       By

                                      Title

                                   EXHIBIT "A"

                                       [Date]

                                       Price Lock Confirmation
                                       Gas Purchase Agreement
                                       Our Contract No.

Chevron Chemical Company
[Address]

Gentlemen:

In accordance with that certain Gas Purchase Agreement dated effective _______________, by and between Chevron Chemical Company, a division of Chevron U.S.A. Inc., as Buyer, and Natural Gas Clearinghouse, as Seller, which agreement is incorporated herein and made a part hereof, Seller hereby confirms establishment of the following "Locked Price" and "Locked Quantities" as previously discussed and agreed orally:

Date of Parties' Oral Agreement:
Month of Delivery Affected:
Locked Quantities (MMBtus/day):
Locked Price ($/MMBtu):
Basis Differential Adjustment ($/MMBtu):

Previously Locked Quantities for this month:
Remaining Unlocked Quantities (MMBtus/day):

This Sales Confirmation is binding upon the Parties unless Buyer notifies Seller of a dispute with all or a portion hereof 48 hours (exclusive of weekends and Chevron holidays) after Buyer's receipt hereof.

                                       Very truly yours,

                                       Natural Gas Clearinghouse

                                       BY

                               TRADING REPRESENTATIVE

                                      DATE

                              APPROVAL & EXECUTION:

                REVIEW: CA                             T/M/TR

                                   EXHIBIT "B"

      To Gas Supply and Service Agreement effective as of ____________, between Natural Gas Clearinghouse as Seller, and Chevron Chemical

      Company, as Buyer.

                      BUYER'S EXISTING SUPPLY ARRANGEMENTS

                       [TO BE COMPLETED PRIOR TO SIGNING]

                                                              EXHIBIT 10.50 SUPP

The following agreements, in accordance with Instruction 2 of Item 601, are substantially identical in all material respects to the agreement filed as
Exhibit 10.50 to the Registration Statement:

           1. Gas Supply and Service Agreement, dated as of _________, 1996, among Chevron Products Company and Natural Gas Clearinghouse (Oak Point).

           2. Gas Supply and Service Agreement, dated as of _________, 1996, among Chevron Products Company and Natural Gas Clearinghouse (Orange Plant).

           3. Gas Supply and Service Agreement, dated as of _________, 1996, among Chevron Products Company and Natural Gas Clearinghouse (Cedar Bayou Plant).

           4. Gas Supply and Service Agreement, dated as of _________, 1996, among Chevron Products Company and Natural Gas Clearinghouse (Pascagoula Refinery).

           5. Gas Supply and Service Agreement, dated as of _________, 1996, among Chevron Products Company and Natural Gas Clearinghouse (Salt Lake City Refinery).

           6. Gas Supply and Service Agreement, dated as of _________, 1996, among Chevron Products Company and Natural Gas Clearinghouse (El Segundo Refinery).

           7. Gas Supply and Service Agreement, dated as of _________, 1996, among Chevron Products Company and Natural Gas Clearinghouse (Perth Amboy Refinery).

           8. Gas Supply and Service Agreement, dated as of _________, 1996, among Chevron Products Company and Natural Gas Clearinghouse (Richmond Refinery).

The following is a list of material details in which such agreements differ from
Exhibit 10.50:

           1. The calculation of the commodity charge differs slightly depending on the delivery method.

           2.        The location of each of the refineries is different.

           3. With the exception of the St. James Styrene Plant Agreement, these agreements contain a provision by which the prices realized for the gas purchased thereunder may be opened for renegotiation after two years.

           4. With the exception of the Oak Point Plant Agreement that terminates on September 30, 1996 with the stated intention of being renegotiated, these agreements have an initial five-year term that extends year-to-year until terminated by either party by giving notice 90 days prior to the end of any term.